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                       DUNN SWAN & CUNNINGHAM
                     A PROFESSIONAL CORPORATION

                  ATTORNEYS AND COUNSELLORS AT LAW
                        2800 OKLAHOMA TOWER                         405.235.8318
                          210 PARK AVENUE                  TELECOPY 405.235.9605
                OKLAHOMA CITY, OKLAHOMA 73102-5604

                                     July 2, 1998

Board of Directors
Laboratory Specialists of America, Inc.
101 Park Avenue, Suite 810
Oklahoma City, Oklahoma 73102

Gentlemen:

     We have acted as counsel to Laboratory Specialists of America, Inc., an Oklahoma corporation (the "Company"), in conjunction with the offering and sale of warrants to Jesup & Lamont Securities Corporation (the "Warrants") and, upon exercise of the Warrants, the offer and sale of an aggregate of 55,522 shares of Common Stock, $.001 par value per share, underlying the Warrants (collectively the "Shares").

     The offering of the Shares is more fully described in that certain Registration Statement on Form SB-2 (No. 333-_________________), filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and all amendments thereto (collectively the "Registration Statement"), and the Prospectus in the form as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Commission under the Act (the "Prospectus").

     For purposes of this opinion, we have reviewed and considered such certificates, documents and materials and made such investigations as we deem necessary or appropriate. Based upon the Registration Statement (including the Prospectus contained therein and the exhibits thereto), we are of the opinion that:

     1. The Company is duly organized and existing under the laws of the State of Oklahoma;

     2. All of the issued and outstanding shares of the Common Stock of the Company have been legally issued, are fully paid and are not liable to further call or assessment; and

     3. In the event of exercise of the Warrants by the holders thereof to purchase the Shares in accordance with the terms of the Warrants, the Shares when issued against payment of the exercise price of the Warrants and pursuant to the Registration Statement as declared effective by the Commission on or prior to the date of issuance, will be legally issued and fully paid, and will not be liable to further call or assessment.
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    DUNN SWAN & CUNNINGHAM
  A PROFESSIONAL CORPORATION
ATTORNEYS AND COUNSELLORS AT LAW


Board of Directors
laboratory Specialists of America, Inc.
July 2, 1998
Page 2


     In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto, and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as a part of the Registration Statement and any post-effective amendments thereto.

                                        Very truly yours,




                                        DUNN SWAN & CUNNINGHAM
                                        A Professional Corporation